                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.4

                          Index to Unaudited Pro Forma
                  Condensed Consolidated Financial Statements


VANGUARD HEALTH SYSTEMS, INC.

      Pro Forma Condensed Consolidated Financial Statements (unaudited)        2

      Pro Forma Condensed Consolidated Balance Sheet as of
        December 31, 2002 (unaudited)                                          3

      Pro Forma Condensed Consolidated Statement of Operations
        for the six months ended December 31, 2002 (unaudited)                 4

      Pro Forma Condensed Consolidated Statement of Operations
        for the year ended June 30, 2002 (unaudited)                           5

      Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)      6

      Notes to Pro Forma Condensed Consolidated Statement of Operations
        for the six months ended December 31, 2002 (unaudited)                 8

      Notes to Pro Forma Condensed Consolidated Statement of Operations
        for the year ended June 30, 2002 (unaudited)                           9

                          VANGUARD HEALTH SYSTEMS, INC.

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

    On January 3, 2003, but effective January 1, 2003, Vanguard Health Systems, Inc. ("the Company"), through its subsidiary VHS San Antonio Partners, L.P., acquired substantially all of the assets of five acute care hospitals and related health care businesses located in San Antonio, Texas and surrounding areas of south Texas from Baptist Health System ("BHS"), a Texas not-for-profit corporation. The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2002, gives effect to the acquisition of BHS by the Company as if the transaction had been completed as of December 31, 2002. The following unaudited condensed consolidated statements of operations for the six months ended December 31, 2002, and for the year ended June 30, 2002, give effect to the acquisition of BHS by the Company as if the transaction had been completed July 1, 2002 and 2001, respectively.

    The unaudited pro forma condensed consolidated financial statements presented herein do not intend to represent what the Company's financial position or results of operations would have been had such transaction occurred at the beginning of the periods presented or to project the Company's results of operations in any future period. The pro forma results of operations, which do not consider certain operational changes instituted by the Company upon the acquisition of BHS, do not necessarily indicate the results of BHS' operations while under the Company's ownership. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2002, its unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the three months and six months ended December 31, 2002, and the audited consolidated financial statements of BHS, included elsewhere in this Current Report on Form 8-K/A. Certain reclassifications have been made to BHS' historical financial statements to conform to the Company's presentation.

                          VANGUARD HEALTH SYSTEMS, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                            BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 2002


                                                                                   ACQUISITION        PRO FORMA
                                                                 HISTORICAL         PRO FORMA        ACQUISITION
                                                             VANGUARD      BHS     ADJUSTMENTS       CONSOLIDATED
                                                             ---------  ---------  -----------       ------------
                                                                                  (IN THOUSANDS)

                                                   ASSETS
Current assets:
   Cash and cash equivalents                                 $  74,876  $  31,856   $  (31,836) a)
                                                                                       197,811  b)
                                                                                      (246,581) c)    $   26,126
   Accounts receivable, net                                    163,164     51,107                        214,271
   Supplies                                                     16,736     12,041                         28,777
   Prepaid expenses and other current assets                    17,765      6,536       (5,255) a)
                                                                                           826  d)        19,872
                                                             ---------  ---------   ----------        ----------
         Total current assets                                  272,541    101,540      (85,035)          289,046
Assets limited as to use                                             -     28,273      (28,273) a)             -
Property, plant and equipment, net                             469,442    187,793       60,402  e)       717,637
Goodwill                                                        79,010          -        9,942  f)        88,952
Intangible assets, net                                          36,143          -        6,000  g)
                                                                                         2,690  h)        44,833
Other assets                                                     4,252     15,716       (9,899) a)
                                                                                        16,084  i)        26,153
                                                             ---------  ---------   ----------        ----------
            Total assets                                     $ 861,388  $ 333,322   $  (28,089)       $1,166,621
                                                             =========  =========   ==========        ==========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                          $  43,175  $  27,991   $   (1,804) a)    $   69,362
   Accrued interest                                             12,210      1,296       (1,250) a)        12,256
   Accrued health claims                                        24,826          -                         24,826
   Other accrued expenses and current liabilities               94,585     20,075       (6,619) a)
                                                                                         3,500  j)
                                                                                         8,348  k)       119,889
   Current maturities of long-term debt                          3,284        676
                                                                                                           3,960
                                                             ---------  ---------   ----------        ----------
            Total current liabilities                          178,080     50,038        2,175           230,293
Other liabilities                                               36,532     24,391      (24,391) a)        36,532
Long-term debt, less current maturities                        306,092    199,674     (194,297) a)
                                                                                       167,642  l)
                                                                                                         479,111
Payable-In-Kind Preferred Stock                                 25,039          -       30,000  m)        55,039
Stockholders' equity:
   Preferred Stock                                                   -          -                              -
   Common Stock                                                      2          -            -                 2
   Additional paid in capital                                  304,436          -       50,001  n)       354,437
   Retained earnings                                            11,207     59,219      (59,219) o)        11,207
                                                             ---------  ---------   ----------        ----------
         Total liabilities and stockholders' equity          $ 861,388  $ 333,322   $  (28,089)       $1,166,621
                                                             =========  =========   ==========        ==========

                             SEE ACCOMPANYING NOTES.

                          VANGUARD HEALTH SYSTEMS, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2002


                                                                   ACQUISITION      PRO FORMA
                                               HISTORICAL           PRO FORMA      ACQUISITION
                                         VANGUARD        BHS       ADJUSTMENTS     CONSOLIDATED
                                         ---------    ---------    -----------     ------------
                                                              (IN THOUSANDS)
Patient service revenues                 $ 427,294    $ 234,820    $               $ 662,114
Premium revenues                           107,911            -                      107,911
Investment and other revenues                    -        1,340       (1,340) a)           -
                                         ---------    ---------    ---------       ---------
      Total revenues                       535,205      236,160       (1,340)        770,025
Costs and expenses:
   Salaries and benefits                   227,036      110,135                      337,171
   Supplies                                 71,397       51,032        2,988  b)     125,417
   Medical claims expense                   78,350            -                       78,350
   Purchased services                       35,080       25,174                       60,254
   Provision for doubtful
     accounts                               27,618        8,342                       35,960
   Insurance                                12,530       16,210                       28,740
   Other operating expenses                 34,006       10,467        2,050  c)      46,523
   Rents and leases                          7,505        4,788                       12,293
   Depreciation and amortization            19,061       13,323      (13,323) d)
                                                                       8,518  d)
                                                                         600  e)      28,179
   Interest, net                            14,593        6,010       (5,763) f)
                                                                       5,491  g)      20,331
   Other                                      (383)         (73)                        (456)
                                         ---------    ---------    ---------       ---------
Income (loss) from operations before
  income taxes                               8,412       (9,248)      (1,901)         (2,737)
Income tax expense (benefit)                 3,450            -       (4,377) h)        (927)
                                         ---------    ---------    ---------       ---------
Income (loss) from operations            $   4,962    $  (9,248)   $   2,476       $  (1,810)
                                         =========    =========    =========       =========

                             SEE ACCOMPANYING NOTES.

                          VANGUARD HEALTH SYSTEMS, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR THE YEAR ENDED JUNE 30, 2002


                                                                        ACQUISITION         PRO FORMA
                                                 HISTORICAL              PRO FORMA         ACQUISITION
                                          VANGUARD          BHS         ADJUSTMENTS        CONSOLIDATED
                                          ---------      ---------      -----------        -----------
                                                                    (IN THOUSANDS)
Patient service revenues                  $ 725,769      $ 427,418      $       -          $ 1,153,187
Premium revenues                            184,801              -                             184,801
Investment and other revenues                     -          3,662         (3,662) a)                -
                                          ---------      ---------      ---------          -----------
      Total revenues                        910,570        431,080         (3,662)           1,337,988
Costs and expenses:
   Salaries and benefits                    384,436        206,695                             591,131
   Supplies                                 116,125         95,657          5,977  b)          217,759
   Medical claims expense                   132,005              -                             132,005
   Purchased services                        66,374         59,647                             126,021
   Provision for doubtful
     accounts                                53,253         31,889                              85,142
   Insurance                                 19,692          6,256                              25,948
   Other operating expenses                  53,080         15,014          4,100  c)           72,194
   Rents and leases                          14,397          2,366                              16,763
   Depreciation and amortization             29,509         26,419        (26,419) d)
                                                                           17,036  d)
                                                                            1,200  e)           47,745
   Interest, net                             26,686         11,850        (11,356) f)
                                                                           10,981  g)           38,161
   Debt extinguishment costs                  6,627              -                               6,627
   Other                                     (1,268)          (251)                             (1,519)
                                          ---------      ---------      ---------          -----------
Income (loss) from operations before
  income taxes                                9,654        (24,462)        (5,181)             (19,989)
Income tax expense (benefit)                  2,877              -         (3,297) h)             (420)
                                          ---------      ---------      ---------          -----------
Income (loss) from operations             $   6,777      $ (24,462)     $  (1,884)         $   (19,569)
                                          =========      =========      =========          ===========


                             SEE ACCOMPANYING NOTES.

                          VANGUARD HEALTH SYSTEMS, INC.

                          NOTES TO PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

a) To eliminate the following assets and liabilities of BHS that were retained by the seller at the date of purchase: 1) $31,836,000 of cash and cash equivalents; 2) $5,255,000 of prepaid expenses and other current assets; 3) $28,273,000 of assets limited as to use; 4) $9,899,000 of other assets; 5) $1,804,000 of accounts payable; 6) $1,250,000 of accrued interest related to debt instruments and capital leases not acquired; 7) $6,619,000 of other accrued expenses and current liabilities; 8) $676,000 representing the current portion of debt instruments and capital leases not acquired; 9) $24,391,000 of other liabilities; and 10) $194,297,000 of long-term debt instruments and capital leases not acquired.

b) To record cash proceeds of $197,811,000 representing amounts borrowed under term loans to finance the acquisition of $147,810,000 (net of $2,190,000 of loan costs) and proceeds from private sales of the Company's common stock of approximately $50,001,000.

c) To record cash paid for the BHS acquisition of $246,581,000 at closing of the transaction.

d) To record the estimated net working capital settlement receivable due from the seller of $826,000 based upon the initial estimate of working capital as of December 31, 2002.

e) To increase property, plant and equipment by $60,402,000 to $248,195,000, the Company's estimate of fair market value based upon independent appraisals.

f) To record estimated goodwill from the acquisition, calculated as follows:

              Adjusted sales price                                         $  294,581,000
              Working capital acquired, including settlement receivable       (18,866,000)
              Property, plant and equipment and other assets acquired        (270,095,000)
              Long-term debt assumed                                            5,377,000
              Remaining accrued acquisition costs                               4,945,000
                                                                           --------------
                  Excess purchase price over net assets acquired               15,942,000
              Estimated intangible assets acquired                             (6,000,000)
                                                                           --------------
                  Goodwill                                                 $    9,942,000
                                                                           ==============

g)       To record estimated intangible assets acquired of $6,000,000.

h) To record estimated deferred loan costs of $2,690,000 associated with the expansion of the Company's credit facility to finance a portion of the transaction purchase price.

i) To increase other assets acquired by $16,084,000 to $21,900,000, the Company's estimate of fair market value.

j) To record the estimated liability for assumed employee benefit costs of $3,500,000 as agreed to by the seller at the closing date.

k) To record estimated liabilities related to the acquisition of $8,348,000 including remaining transaction costs such as legal and accounting fees, severance liabilities, unfavorable leases and acquired guarantee arrangements.

l) To record debt incurred to finance the acquisition including term loans under an expanded credit facility of $150,000,000 and 8.18% convertible subordinated notes issued to the seller of $17,642,000.

m) To record the issuance to the seller of 30,000 shares of the Company's Payable In Kind Cumulative Redeemable Convertible Preferred Stock (Series B), valued at $30,000,000 for the purposes of the transaction based upon an independent appraisal.

n) To record additional paid-in capital of approximately $50,001,000 related to proceeds received from the sale of 29,392 shares of the Company's common stock to finance a portion of the transaction purchase price.

o) To eliminate the acquired equity of BHS of $59,219,000 against the Company's investment.

The pro forma balance sheet adjustments presented above are based upon the Company's initial purchase price allocation utilizing the best information available at the time of this filing. The purchase price allocation is preliminary in nature and could change as a result of adjustments to working capital acquired, adjustments to estimates of the fair value of assets acquired or other adjustments that may be required as better information is obtained. Management believes that future adjustments to the purchase price allocation would not have a material impact on the pro forma consolidated balance sheet presented herein.

                          VANGUARD HEALTH SYSTEMS, INC.

                          NOTES TO PRO FORMA CONDENSED
                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2002

a) To eliminate $1,340,000 of investment and other revenues related to assets retained by the seller.

b) To record sales and use taxes of $2,988,000 associated with the conversion of the hospital to a for-profit taxable entity.

c) To record property taxes of $2,050,000 associated with the conversion of the hospital to a for-profit taxable entity.

d) To eliminate depreciation expense recorded by BHS during the six-month period of $13,323,000 and to record depreciation expense of $8,518,000 for the six-month period based upon the fair value of property, plant and equipment recorded as part of the acquisition purchase price allocation and initiating Vanguard's depreciation policies.

e) To record amortization of $600,000 for the six-month period related to $6,000,000 of estimated acquired intangible assets with a weighted average useful life of 5 years.

f) To eliminate $5,763,000 of interest expense recorded by BHS during the period related to debt and capital lease obligations retained by the seller.

g) To record estimated interest incurred by Vanguard for the six-month period related to debt assumed in the transaction and debt incurred to finance the acquisition, including the use of cash on hand, as follows:

           $150.0 million credit facility term loan proceeds at 5.65%
              floating interest rate                                                      $  4,237,500
           $48.8 million of cash on hand used at 1.38% overnight funds rate                    336,500
           $2.7 million of deferred loan costs amortized over the life
              of the credit facility                                                           195,500
           $17.6 million of 8.18% convertible subordinated notes issued                        721,500
                                                                                          ------------
               Total estimated interest incurred by Vanguard                              $  5,491,000
                                                                                          ============

         Each 1/8% change in the floating interest rate applicable to the $150.0 million credit facility term loan debt would result in a pre-tax increase or decrease to interest expense of approximately $94,000 during the six-month period.

h) To record income taxes associated with the conversion of the hospital to a for-profit taxable entity to reflect a pro forma consolidated income tax benefit of $927,000 during the period, a combined federal and state rate of 33.9%.

The pro forma adjustments presented above are subject to change given adjustments to the preliminary purchase price allocation. Management believes that any such changes would not have a material impact on the pro forma consolidated statement of operations for the six months ended December 31, 2002.

                             VANGUARD HEALTH SYSTEMS

                          NOTES TO PRO FORMA CONDENSED
                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR THE YEAR ENDED JUNE 30, 2002

a) To eliminate $3,662,000 of investment and other revenues related to assets retained by the seller.

b) To record sales and use taxes of $5,977,000 associated with the conversion of the hospital to a for-profit taxable entity.

c) To record property taxes of $4,100,000 associated with the conversion of the hospital to a for-profit taxable entity.

d) To eliminate year-to-date depreciation expense recorded by BHS of $26,419,000 and to record annual depreciation expense of $17,036,000 based upon the fair value of property, plant and equipment recorded as part of the acquisition purchase price allocation and initiating Vanguard's depreciation policies.

e) To record amortization of $1,200,000 related to $6,000,000 of intangible assets acquired as part of the purchase price having a weighted average useful life of 5 years.

f) To eliminate $11,356,000 of interest expense recorded by BHS during the period related to debt and capital lease obligations retained by the seller.

g) To record annual interest incurred by Vanguard on debt assumed in the transaction and debt incurred to finance the transaction, including the use of cash on hand, as follows:

            $150.0 million credit facility term loan proceeds at 5.65%
              floating interest rate                                           $    8,475,000
            $48.8 million of cash on hand used at 1.38% overnight
              funds rate                                                              673,000
            $2.7 million of deferred loan costs amortized over the life
              of the credit facility                                                  390,000
            $17.6 million of 8.18% convertible subordinated notes issued            1,443,000
                                                                               --------------
                Total estimated annual interest incurred by Vanguard           $   10,981,000
                                                                               ==============

         Each 1/8% change in the floating interest rate applicable to the $150.0 million credit facility term loan debt would result in a pre-tax increase or decrease to annual interest expense of approximately $188,000.

h) To record income taxes associated with the conversion of the hospital to a for-profit taxable entity to reflect a pro forma consolidated income tax benefit of $420,000 during the period, a combined federal and state rate of 2.1%.

The pro forma adjustments presented above are subject to change given adjustments to the preliminary purchase price allocation. Management believes that any such changes would not have a material impact on the pro forma consolidated statement of operations for the year ended June 30, 2002.